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INDEPENDENT AUDITORS' CONSENT

MERRILL LYNCH INSTITUTIONAL INTERMEDIATE FUND:

     We consent to the use in Post-Effective Amendment No. 9 to Registration Statement No. 33-8708 of our report dated December 8, 1995 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption 'Financial Highlights' appearing in the Prospectus, which also is a part of such Registration Statement.

DELOITTE & TOUCHE LLP
Princeton, New Jersey
February 23, 1996